SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  May 31, 2000
                Date of Report (Date of Earliest Event Reported)



                              Mizar Energy Company
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             (Exact Name of Registrant as Specified in its Charter)


  33-0231238                         Colorado                       84-1365443
  ----------                         --------                      ------------
 (Commission                      (State or Other                 (IRS Employer
 File Number)                     Jurisdiction of                 Identification
                                  Incorporation)                     Number)


2400 E. Commercial Blvd, Suite 1100
Ft. Lauderdale, FL                                                   33308
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(Address of principal executive offices)                           (Zip Code)


                                 (954) 938-8010
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               Registrant's telephone number, including area code


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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

         On May 24, 2000, Mizar Energy Company (the "Company") approved a proposal for its wholly-owned Florida subsidiary, Ingenue Incorporated ("Ingenue"), to be merged with and into HBOA.COM, Inc., a District of Columbia corporation ("HBOA"). Pursuant to the Merger Agreement, the HBOA Shareholders acquired beneficial ownership of 85.7% of Mizar's common stock (the "Mizar Shares"). As consideration for the Mizar Shares, the HBOA Shareholders delivered to Mizar all of the capital stock of HBOA.

         The Merger became effective on May 31, 2000 ( the "Effective Time") when HBOA and Ingenue filed filed Articles of Merger with the District of Columbia and the Florida Secretary of State, respectively. At the effective time of the merger, HBOA was merged with and into Ingenue and its separate corporate existence terminated. At the Effective Time, each issued and outstanding share of HBOA common stock was converted into the right to receive one share of Mizar's common stock.

         The foregoing summary of the Merger Agreement is qualified by reference to the complete text of the Plan and Agreement of Merger , which is filed as
Exhibit 2.1 and is incorporated herein by reference.

         The basis of control of Mizar by the HBOA Shareholders results from their beneficial ownership of approximately 85.7% of the issued and outstanding shares of Mizar's common stock. Prior to the stock sale, HBOA, itself, was the majority shareholder of Mizar owning 59.4% of Mizar's 1,430,700 issued and outstanding shares of common stock. After the Merger, the HBOA shareholders own approximately 85.7% of the 10 million issued and outstanding shares of common stock. In the Merger, Mizar issued an aggregate of 8,569,300 shares of its common stock, increasing the total issued and outstanding shares of Mizar to 10 million. As a result of the Merger, the following persons are known to own 5% or more of Mizar's issued and outstanding common stock:

                                                                  Percent of
                                    Number of                     Outstanding
Name                                Voting Shares                 Voting Shares
----                                -------------                 -------------

Gary Verdier                        6,054,574(1)                    60.5%
Gerald Hatfield                     850,000                          8.5%

(1) Includes 216,226 shares held by Dundas Systems, Inc., a company controlled by Mr. Verdier.

          There are no arrangements known to Mizar, the operation of which may at a subsequent date result in another change of control of Mizar.

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         As described in Item 1 above, on May 31, 2000, the HBOA shareholders acquired 85.7% of the beneficial ownership of Mizar's common stock and HBOA was merged with and into Mizar pursuant to the terms of the Merger Agreement. As of the Effective Time, the separate corporate existence of HBOA terminated, and each issued and outstanding share of HBOA common stock was converted into the right to receive one share of Mizar's common stock. In the aggregate, HBOA Shareholders received 8,569,300 restricted shares of Mizar's common stock in the Merger.

         The consideration for the acquired capital stock of HBOA was determined as a result of arm's length negotiations between the officers and directors of Ingenu and Mizar, on the one hand, and the officers and directors of HBOA, on the other hand. Gary Verdier is a director and principal shareholder of HBOA and Mizar, and a director and principal shareholder of Ingenu. Mr. Verdier is considered to be a beneficial owner of Ingenu's common stock through HBOA's ownership of approximately 60% of Mizar's issued and outstanding common stock and Mizar's ownership of 100% of Ingenu's issued and outstanding common stock. Mr. Verdier did not vote on the Merger transaction. The agreement and plan of merger between HBOA, Ingenu and Mizar was approved by disinterested directors of both HBOA, Mizar and Ingenu and the shareholders of HBOA and Ingenue in accordance with the applicable corporate laws.

         The combined entities of Mizar and HBOA intend to focus most of their efforts on developing HBOA's home based business Internet portal. Additionally, new management intends to change the Company's name to a name that is more descriptive of a company that has an Internet portal for home based businesses.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         a.       FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
                  The financial statements required by Rule 310 of Regulation SB for HBOA.com are not yet available, and will be filed by amendment on or before August 14, 2000.

         b.       PRO FORMA FINANCIAL INFORMATION.
                  The pro forma financial information required by Rule 310 of Regulation S-B is not yet available, and will be filed by amendment on or before August 14, 2000.

         c.       EXHIBITS.

                  2.1 Plan and Agreement of Merger dated as of May 24, 2000 by and between HBOA.Com, Inc. and Ingenue, Incorporated.

                  2.2 Articles of Merger filed with the Florida Secretary of State on May 2000.

                  2.3 Articles of Merger filed with the District of Columbia on May 31, 2000.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            MIZAR ENERGY COMPANY.


Date: June 13, 2000                         By:  /s/ Gary Verdier
                                                 ----------------
                                                     Chairman

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